Filed pursuant to Rule 424(b)(5)

Registration No. 333-256509

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 7, 2021)

1,250,000 Ordinary Shares

398,974 Pre-Funded Warrants

GREENLAND TECHNOLOGIES HOLDING CORPORATION

We are offering 1,250,000 ordinary shares, no par value per share (the “ordinary shares”), pursuant to this prospectus supplement and the accompanying prospectus, at a purchase price of US$4.17 per share. We are also offering 398,974 pre-funded warrants (each a “pre-funded warrant”) to purchase 398,974 ordinary shares, exercisable at an exercise price of $0.001 per share, to the purchaser whose purchase of ordinary shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering. The purchase price of each pre-funded warrant is $4.169, which equals the price per ordinary share being sold to the public in this offering, minus $0.001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full.

Our ordinary shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “GTEC.” On July 25, 2022, the last reported sale price of our ordinary shares on Nasdaq was US$4.2138 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and, as such, will be subject to reduced public company reporting requirements.

The aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, as of July 25, 2022, was approximately US$6.92 million, which was calculated based on 4,465,081 ordinary shares held by non-affiliates as of July 25, 2022 and a per share price of US$4.65, which was the closing price of our ordinary shares on Nasdaq on July 21, 2022. We have not sold any of our ordinary shares pursuant to General Instruction I.B.6 on Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof (but excluding this offering).

We are a holding company incorporated in the British Virgin Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through our United States (“U.S.”) subsidiary and our Peoples Republic of China (“PRC”) subsidiaries. We hold equity interests in our subsidiaries and do not currently use a variable interest entity (“VIE”) structure.

We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of our PRC subsidiaries, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. In addition, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, limitations on foreign ownership in our industry. We are also subject to the risks and uncertainties about any future actions of the PRC government. If any future actions of the PRC government result in a material change in our operations, and the value of our ordinary shares may depreciate significantly or become worthless.  See “Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could adversely affect us” on page 24 of our quarterly report on Form 10-Q for the quarter ended March 31, 2022, filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 16, 2022.

As of the date of this prospectus supplement, there are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing their securities on overseas stock exchanges. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are newly published, and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operations, our ability to accept foreign investments and our ability to continue listing our securities on a U.S. exchange. As of the date of this prospectus supplement, our Company and our PRC subsidiaries have not been involved in any cybersecurity investigations or reviews initiated by any PRC regulatory authority, nor have we received any inquiry, notice or sanction. As of the date of this prospectus supplement, we also have not received any inquiry, notice, warning, or sanctions regarding offshore offering from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities. See “Risk Factors — Risks Related to Doing Business in China” from pages 22 to 33 of our quarterly report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022.

We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations with little advance notice that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Furthermore, the PRC government authorities may continue to strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence the operations of our PRC operating entities at any time, which may be beyond our control. Therefore, any such action may adversely affect the operations of our PRC subsidiaries and significantly limit or hinder our ability to offer or continue to offer securities to you and reduce the value of such securities or cause the value of such securities to be completely worthless.

Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings. However, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of registered capital. This portion of our PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. However, none of our PRC subsidiaries has made any dividends or distributions to our holding company or any U.S. investors as of the date of this prospectus supplement. See “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct business” on page 30 of our quarterly report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022. In addition, the PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders. See “Risk Factors — Risks Related to Doing Business in China — Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment” on page 32 of our quarterly report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022. A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10%, which in case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC. See “Risk Factors — Risks Related to Doing Business in China — Under the PRC EIT Law, we may be classified as a ‘Resident Enterprise’ of China. Any classification as such will likely result in unfavorable tax consequences to us and our non-PRC shareholders” on page 29 of our quarterly report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022.

Several cash transfers have been made between our Company and our subsidiaries. Our Company has transferred $900,000 in cash to Hangzhou Greenland Energy Technologies Co., Ltd., $2,000 in cash to Zhongchai Holding (HK) Limited (“Zhongchai Holding”), and $200,000 in cash to HEVI Corp.

In addition, our ordinary shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act, or the HFCA Act, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for three consecutive years. Our auditor has been inspected by the PCAOB on a regular basis, with the last inspection conducted in November 2021, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our ordinary shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, the Nasdaq Stock Market may determine to delist our ordinary shares. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years, instead of three, thus reducing the time period for triggering the prohibition on trading. See “Risk Factors—Risks Related to Doing Business in China—A recent joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB” on pages 32 and 33 of our quarterly report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement and on page S-ii of the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are being bought by an accredited investor, with Aegis Capital Corp. (“Aegis” or the “placement agent”) acting as placement agent in connection with this offering. We have agreed to pay the placement agent a fee of 7.0% of the aggregate gross proceeds in this offering, plus reimbursement for certain expenses. The placement agent is not purchasing or selling any shares of our securities pursuant to this prospectus supplement or the accompanying prospectus. See “Plan of Distribution” beginning on page S-19  of this prospectus supplement for more information regarding these arrangements.

	Per Share	Per Pre- funded Warrant	Total
Public offering price	$4.17	$4.169	$6,875,822.606
Placement agent fee(1)	$0.2919	$0.29183	$481,307.58
Proceeds, before expenses, to us	$3.8781	$3.87717	$6,394,515.02

(1) We have also agreed to reimburse the placement agent for certain expenses. See the section entitled “Plan of Distribution.”

We expect that delivery of the ordinary shares and pre-funded warrants being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about July 27, 2022, subject to customary closing conditions.

Placement Agent

Aegis Capital Corp.

The date of this prospectus supplement is July 25, 2022

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On May 26, 2021, we filed with the SEC a registration statement on Form S-3 (File No. 333-256509), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on June 7, 2021. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to US$150,000,000 of any combination, together or separately, of our ordinary shares, no par value per share, preferred shares, debt securities, warrants, rights, and units, or any combination thereof as described in the accompanying prospectus. We are selling ordinary shares and pre-funded warrants in this offering. Other than ordinary shares and pre-funded warrants being sold pursuant to this offering, we have not sold any securities under this shelf registration statement within the past twelve months.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus supplement. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act, as amended (the “Exchange Act”). Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act., the section entitled “Risk Factors” beginning on page S-11 of this prospectus supplement, and the section entitled “Risk Factors” beginning on page S-11 of the accompanying prospectus. These risks and uncertainties include factors relating to:

●	the future financial performance of Greenland Technologies Holding Corporation (“Greenland” or the “Company”);

●	changes in the market for Zhongchai Holding (Hong Kong) Limited (“Zhongchai Holding”)’s products;

●	expansion plans and opportunities; and

●

other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events, except as, and to the extent required by, applicable securities laws.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated therein by reference. You should read carefully the entire documents, including our financial statements and related notes, to understand our business, the ordinary shares, and the other considerations that are important to your decision to invest in the ordinary shares. You should pay special attention to the “Risk Factors” sections beginning on page S-11 of this prospectus supplement and on page S-ii of the accompanying prospectus.

Organization

Greenland Technologies Holding Corporation (the “Company” or “Greenland”) was incorporated on December 28, 2017 as a British Virgin Islands company with limited liability. The Company was incorporated as a blank check company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses. Following the Business Combination (as described and defined below) in October 2019, the Company changed its name from Greenland Acquisition Corporation to Greenland Technologies Holding Corporation.

Greenland serves as the parent company of Zhongchai Holding (Hong Kong) Limited, a holding Company formed under the laws of Hong Kong on April 23, 2009 (“Zhongchai Holding”). Zhongchai Holding’s subsidiaries include Zhejiang Zhongchai Machinery Co. Ltd., an operating company formed under the laws of the PRC in 2005, Hangzhou Greenland Energy Technologies Co., Ltd., an operating company formed under the laws of the PRC in 2019, and Shanghai Hengyu Business Management Consulting Co., Ltd., a company formed under the laws of the PRC in 2005. Through Zhongchai Holding and its subsidiaries, Greenland develops and manufactures traditional transmission products for material handling machineries in the People’s Republic of China (the “PRC” or “China”).

HEVI Corp. (“HEVI”), formerly known as Greenland Technologies Corp. prior to May 2022, was incorporated on January 14, 2020 under the laws of the State of Delaware. HEVI is a wholly-owned subsidiary of Greenland and promotes sales of sustainable alternative products for the heavy industrial equipment industry, including electric industrial vehicles, in the North American market.

Through its PRC subsidiaries, Greenland offers transmission products, which are key components for forklift trucks used in manufacturing and logistic applications, such as factories, workshops, warehouses, fulfilment centers, shipyards, and seaports. Forklifts play an important role in the logistic systems of many companies across different industries in China and globally. Generally, industries with the largest demand for forklifts include the transportation, warehousing logistics, electrical machinery, and automobile industries. Through Zhongchai Holding and other subsidiaries, Greenland has experienced an increase in demand for forklifts in the manufacturing and logistics industries in China, as its revenue increased from approximately $24.61 million for the three months ended March 31, 2021 to $29.31 million for the three months ended March 31, 2022. The increase in revenue was primarily a significant increase in the Company’s sales volume, driven by growing market demand, and the Company’s ability to boost supplies while some of its competitors faced challenges in handling material shortages and were unable to deliver, which presented new market opportunities for the Company. Based on the revenues for the three months ended March 31, 2022 and 2021, Greenland believes that it is one of the major developers and manufacturers of transmission products for small and medium-sized forklift trucks in China.

Greenland’s transmission products are used in 1-ton to 15-tons forklift trucks, some with mechanical shift and some with automatic shift. Greenland sells these transmission products directly to forklift-truck manufacturers. For the three months ended March 31, 2022 and 2021, Greenland sold an aggregate of 41,902 and 36,986 sets of transmission products, respectively, to more than 100 forklift manufacturers in the PRC.

There is increasing demand for electric industrial vehicles powered by sustainable energy in order to reduce air pollution and lower carbon emissions. HEVI’s electric industrial vehicle products currently include GEF-series electric forklifts, a series of lithium powered forklifts with three models ranging in size from 1.8 tons to 3.5 tons, GEL-1800, a 1.8 ton rated load lithium powered electric wheeled front loader, and GEX-8000, an all-electric 8.0 ton rated load lithium powered wheeled excavator. These products have become available for purchase in the U.S. market. In July 2022, HEVI launched its new GEL-5000 all-electric 5.0 ton rated load lithium wheeled front loader. HEVI plans to establish an assembly site and an experience center in the United States in 2022 to support local sales, assembly and distribution.

As of the date of this prospectus supplement, Cenntro Holding Limited owns 59.42% of our outstanding ordinary shares. Cenntro Holding Limited is controlled and beneficially owned by Mr. Peter Zuguang Wang, the chairman of the board of directors of the Company. As a result, we are a “controlled company” as defined under the Nasdaq Stock Market Rules because Mr. Peter Zuguang Wang beneficially owns more than 50% of our voting power. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Significant Activities since Inception

Initial Public Offering

On July 27, 2018, we consummated our initial public offering of 4,400,000 units, including a partial exercise by the underwriters of their over-allotment option in the amount of 400,000 units. Each unit consists of one ordinary share, no par value, one warrant to purchase one-half of one ordinary share and one right to receive one-tenth of one ordinary share upon the consummation of our initial business combination, pursuant to a registration statement on Form S-1. Warrants must be exercised in multiples of two warrants, and each two warrants are exercisable for one ordinary share at an exercise price of $11.50 per share. The units were sold in our initial public offering at an offering price of $10.00 per unit, generated $44,000,000 (before underwriting discounts and offering expenses) in gross proceeds.

Simultaneously with the consummation of our initial public offering, we completed a private placement of 282,000 units at a price of $10.00 per unit to Greenland Asset Management Corporation (the “Sponsor”) and Chardan Capital Markets, LLC (“Chardan”), which generated $2,820,000 in gross proceeds. We also sold to Chardan (and its designees), for $100, an option to purchase up to 240,000 units exercisable at $11.50 per unit (or an aggregate exercise price of $2,760,000) commencing on consummation of the Business Combination (as defined below). The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires on July 24, 2023. On February 18, 2021, Chardan exercised its option to purchase 120,000 units. As of the date of this prospectus supplement, 120,000 units remain exercisable under the option.

Business Combination

On October 24, 2019, we consummated our business combination with Zhongchai Holding (the “Business Combination”) after a special meeting, where the shareholders of Greenland considered and approved, among other matters, a proposal to adopt a share exchange agreement (the “Share Exchange Agreement”), dated as of July 12, 2019, among (i) Greenland, (ii) Zhongchai Holding, (iii) the Sponsor in the capacity as the purchaser representative (the “Purchaser Representative”), and (iv) Cenntro Holding Limited, the sole member of Zhongchai Holding (the “Zhongchai Equity Holder” or the “Seller”).

Pursuant to the Share Exchange Agreement, Greenland acquired from the Seller all of the issued and outstanding equity interests of Zhongchai Holding in exchange for 7,500,000 newly issued ordinary shares, no par value of Greenland, to the Seller (the “Exchange Shares”). As a result, the Seller became the controlling shareholder of Greenland, and Zhongchai Holding became a directly and wholly owned subsidiary of Greenland. The Business Combination was accounted for as a reverse merger effected by the Share Exchange Agreement, where Zhongchai Holding is considered the acquirer for accounting and financial reporting purposes.

The Business Combination was accounted for as a reverse recapitalization (the “Recapitalization Transaction”) in accordance with Accounting Standard Codification (“ASC”) 805, Business Combinations. For accounting and financial reporting purposes, Zhongchai Holding is considered the acquirer based on the following facts and circumstances:

●	Zhongchai Holding’s operations comprise the ongoing operations of the combined entity;

●	The officers of the newly combined company consist of Zhongchai Holding’s executives, including the Chief Executive Officer, Chief Financial Officer, and General Counsel; and

●	The former shareholders of Zhongchai Holding own a majority voting interests in the combined entity.

As a result of Zhongchai Holding being the accounting acquirer, the financial reports filed with the SEC by the Company subsequent to the Business Combination are prepared “as if” Zhongchai Holding is the predecessor and legal successor to the Company. The historical operations of Zhongchai Holding are deemed to be those of the Company. Thus, the financial statements included in this Report reflect (i) the historical operating results of Zhongchai Holding prior to the Business Combination; (ii) the combined results of Zhongchai Holding and Greenland following the Business Combination in October 2019; (iii) the assets and liabilities of Zhongchai Holding at their historical cost, and (iv) Greenland’s equity structure for all periods presented. Zhongchai Holding received 7,500,000 shares of Greenland in exchange for all the share capital, which is reflected retroactively to December 31, 2017 and will be utilized for calculating earnings per share in all prior periods. No step-up basis of intangible assets or goodwill was recorded in the Business Combination transaction, which is consistent with the treatment of the transaction as a reverse recapitalization of Zhongchai Holding.

Incorporation of HEVI Corp.

On January 14, 2020, HEVI Corp., formerly known as Greenland Technologies Corp. prior to May 2022, was incorporated under the laws of the state of Delaware. HEVI is a wholly-owned subsidiary of the Company and promotes sales of sustainable alternative products for the heavy industrial equipment industry, including electric industrial vehicles, in the North American market.

June 2021 Public Offering

On June 28, 2021, the Company entered into an underwriting agreement with Aegis Capital Corp., pursuant to which the Company agreed to sell to Aegis Capital Corp. in a firm commitment public offering 857,884 ordinary shares, no par value per share, of the Company, for an offering price of $8.16 per share. The Company received $7.0 million in gross proceeds from this offering, before deducting underwriting discounts and other related offering expenses.

At-the-market Offering Agreement

On November 19, 2021, the Company entered into an at the market offering agreement with H.C. Wainwright & Co., LLC, to create at an the market equity program pursuant to which the Company may offer and sell, from time to time, through or to H.C. Wainwright & Co., LLC, the Company’s ordinary shares, no par value per share, having an aggregate gross offering price of up to $7.72 million. As of the date of this prospectus supplement, no ordinary shares of the Company have been sold under the at the market offering agreement.

Recent Developments

On July 25, 2022, the Company entered into a Securities Purchase Agreement (the “PIPE Purchase Agreement”) with the same single accredited investor purchasing in this offering for a private placement offering (“Private Placement”) of the Company’s pre-funded warrants, with each pre-funded warrant exercisable for one ordinary share (the “PIPE Pre-Funded Warrants”), and warrants exercisable for ordinary shares (the “PIPE Warrants”). Pursuant to the PIPE Purchase Agreement, the Company has agreed to issue and sell 616,026 PIPE Pre-Funded Warrants together with PIPE Warrants to purchase up to 4,530,000 ordinary shares. Each ordinary share and accompanying PIPE Warrants will be sold together at a combined offering price of $5.09 per unit.

The PIPE Pre-Funded Warrants are immediately exercisable, at a nominal exercise price of $0.001, and may be exercised at any time until all of the PIPE Pre-Funded Warrants are exercised in full. Under the terms of the PIPE Pre-Funded Warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of ordinary shares beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of ordinary shares would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 9.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%.

The PIPE Warrants have an exercise price of $4.49 per share (subject to adjustment as set forth in the warrant), are exercisable after six months after issuance and will expire five years from the date on which the PIPE Warrants become exercisable. The PIPE Warrants contain standard adjustments to the exercise price including for share splits, share dividend, rights offerings and pro rata distributions.

The Private Placement is expected to close on or about July 27, 2022, simultaneously with the offering of securities pursuant to this prospectus supplement, subject to the satisfaction of customary closing conditions and agreements by the Company’s executive officers, directors and holders of 10% or more of the Company’s ordinary shares to not sell or transfer any securities of the Company held by them for a period of 90 days from the closing date of the Private Placement, subject to limited exceptions. The gross proceeds to the Company from the private placement, before deducting placement agent fees and other estimated offering expenses payable by the Company, will be approximately $3.13 million. The Company intends to use the net proceeds from the Private Placement for working capital and other general corporate purposes.

In connection with the PIPE Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the investor. Pursuant to the Registration Rights Agreement, the Company will be required to file a resale registration statement (the "Registration Statement") with the SEC to register for resale of the ordinary shares, the shares issuable upon exercise of the PIPE Pre-Funded Warrants and the PIPE Warrants within thirty (30) days after the closing date (the “Filing Date”). Pursuant to the Registration Rights Agreement, the Registration Statement shall be declared effective within 30 days after the Filing Date or 60 days following the Filing Date if the Registration Statement is reviewed by the SEC. The Company will be obligated to pay certain liquidated damages to the investor if the Company fails to file the resale registration statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, of if the Company fails to maintain the effectiveness of the Registration Statement.

Aegis Capital Corp. acted as the placement agent in connection with the Private Placement. Pursuant to the engagement agreement, we have agreed to pay Aegis a commission equal to 7.0% of the gross proceeds received by the Company in the Private Placement and a warrant solicitation fee equal to 2.0% of the proceeds of any exercises of warrants issued in the Private Placement other than pre-funded warrants. The Company has further agreed to pay Aegis $75,000 for fees and expenses including attorney fees.

The foregoing descriptions of the PIPE Purchase Agreement, PIPE Pre-Funded Warrants, PIPE Warrants, Registration Rights Agreement, and the placement agent engagement agreement described herein are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference from our current report on Form 8-K to be filed with the SEC.

Corporate Structure

The following diagram illustrates the current corporate structure of Greenland, including the jurisdiction of formation and ownership interest of each of its subsidiaries.

Greenland was incorporated on December 28, 2017 as a British Virgin Islands company with limited liability. As a result of the consummation of the Business Combination, Greenland serves as the parent company for Zhongchai Holding.

Zhongchai Holding was incorporated in Hong Kong on April 23, 2009. From April 23, 2009 to November 1, 2011, Zhongchai Holding was a subsidiary of Equicap, Inc., a Nevada corporation with its stock quoted on the OTC Markets until July 29, 2011.

HEVI was incorporated in the state of Delaware on January 14, 2020 as a wholly owned subsidiary of Greenland. HEVI promotes sales of sustainable alternative products for the heavy industrial equipment industry, including electric industrial vehicles, in the North American market.

Zhejiang Zhongchai, a 71.58% owned subsidiary of Zhongchai Holding, was formed in the PRC on November 21, 2005 and engages in the business of designing, manufacturing, and selling transmission products mainly for forklift trucks. 20.0% of the equity interests in Zhejiang Zhongchai is held by Xinchang County Jiuhe Enterprise Management (Limited Partnership), representing the collective equity interests of Zhejiang Zhongchai owned by its employees. The remaining 10.53% of Zhejiang Zhongchai’s capital stock is owned by Xinchang County Jiuxin Investment Management Partnership (LP) (“Jiuxin”), an entity owned by Mengxing He, director and general manager of Zhejiang Zhongchai.

Hangzhou Greenland Energy Technologies Co., Ltd., formerly known as Hangzhou Greenland Robotic Co., Ltd. prior to November 6, 2020 (“Hangzhou Greenland”), a wholly-owned subsidiary of Zhongchai Holding, was formed in the PRC on August 9, 2019 and engages in the business of research and development of electric engineering vehicles, including electric forklifts, electric loading vehicles, electric digging vehicles, and other products. Hangzhou Greenland is also committed to product supply chain integration and overseas sales.

Shanghai Hengyu Business Management Consulting Co., Ltd. (“Hengyu”), a 62.5% owned subsidiary of Zhongchai Holding, was formed in PRC on September 10, 2005 and holds no assets other than an account receivable owed by Cenntro Holding Limited, the sole member of Zhongchai Holding prior to the closing of the Business Combination. The remaining 37.5% of Hengyu’s capital stock is beneficially owned by Peter Zuguang Wang, our chairman of the board of directors.

Products

Greenland provides transmission systems and integrated powertrains for material handling machineries, particularly for electric forklift trucks. In order to expand and diversify existing product offerings, Greenland recently entered into the electric industry vehicles market by designing and developing electric industry vehicles.

Transmission products for material handling machineries

Transmission Systems. For 15 years, Greenland, along with its subsidiaries, specializes in designing, developing, and manufacturing a wide range of transmission systems for material handling machineries, in particular forklift trucks. The range of the transmission systems covers machineries from one ton to fifteen tons. Most transmission systems contain auto transmission features. This feature allows for easy machine operations. In addition, Greenland provides transmission system for internal combustion powered machineries as well as for electrical powered machineries. Greenland has recently experienced an increasing demand for electric powered transmission systems. These transmission systems are key components for material handling machinery assembly. To meet this increasing demand, Greenland is able to providing these transmission systems to major forklift truck original equipment manufacturers (“OEMs”) as well as certain global branded manufacturers.

Integrated Powertrain. Through its PRC subsidiaries, Greenland designs and develops new and distinctive powertrains, which integrates electric motor, speed reduction gearbox, and driving axles into a combined integral module, in order to meet a growing demand for advanced electric forklift trucks. This integrated powertrain will enable the OEMs to significantly shorten design cycle, improve machinery efficiency, and simplify manufacturing process. There is a new trend that OEMs would rather use an integrated powertrain than separate electric motor, speed reduction gearbox, and driving axles, particularly in electric forklift trucks. Currently, Greenland makes two tons to three and a half-tons integrated powertrains for few electric forklift truck OEMs. Greenland is in the process of adding more integrated powertrain products for electric forklift truck OEMs with different sizes.

Electric Industrial Vehicles

There is increasing demand for electric industrial vehicles powered by sustainable energy in order to reduce air pollution and lower carbon emissions. HEVI’s electric industrial vehicle products currently include GEF-series electric forklifts, a series of lithium powered forklifts with three models ranging in size from 1.8 tons to 3.5 tons, GEL-1800, a 1.8 ton rated load lithium powered electric wheeled front loader, and GEX-8000, an all-electric 8.0 ton rated load lithium powered wheeled excavator. These products have become available for purchase in the U.S. market. In July 2022, HEVI launched its new GEL-5000 all-electric 5.0 ton rated load lithium wheeled front loader. HEVI plans to establish an assembly site and an experience center in the United States in 2022 to support local sales, assembly and distribution.

Recent Regulatory Developments

We are subject to certain legal and operational risks associated with our operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and, as a result, these risks may result in material changes in the operations of our PRC subsidiaries, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. As of the date of this prospectus supplement, we have not applied for any permission or approval from any PRC governmental authority in connection with our offshore listing or offering and, as such, no such permission or approval has been granted or denied. For instance, we believe that we are currently not required to obtain any permission or approval from the China Securities Regulatory Commission, or the CSRC and the Cyberspace Administration of China, or the CAC, in the PRC for this offering or to offer securities to foreign investors in general. However, there is no guarantee that this will continue to be the case in the future in relation to a follow-on offering or the continued listing of our securities on a U.S. securities exchange, or even in the event such permission or approval is required and obtained, it will not be subsequently revoked or rescinded. In the event that such approval is required in the future and we do not receive or maintain such approval, our ordinary shares may significantly decline in value or become worthless, and our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered.

In addition, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, limitations on foreign ownership in our industry. We are also subject to the risks and uncertainties about any future actions of the PRC government. If any future actions of the PRC government result in a material change in our operations, the value of our ordinary shares may depreciate significantly or become worthless. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could adversely affect us” on page 24 of our quarterly report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022.

Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus supplement, our Company and our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus supplement, we have not received any inquiry, notice, warning, or sanctions from the CSRC or any other PRC governmental authorities regarding the offering of our securities outside of the PRC. As of the date of this prospectus supplement, there are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. In the event that an approval from Chinese authorities is required, if we do not receive or maintain required approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by Chinese regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. In addition since these statements and regulatory actions are newly published, and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange. See “Risk Factors — Risks Related to Doing Business in China — We may be liable for improper use or appropriation of personal information provided by our customers and any failure to comply with PRC laws and regulations over data security could result in materially adverse impact on our business, results of operations, and our continued listing on Nasdaq” on pages 27 and 28 of our quarterly report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022.

Although we are not currently owned or controlled by a governmental entity in any foreign jurisdiction, the PRC government has exercised, and continues to exercise, substantial control over virtually every sector of the Chinese economy through regulation and state ownership, including steel sector where we have been doing our business. Any government decisions or actions to change the steel production, or any decisions the government might make to cut spending, could adversely impact our business and results of operations. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations with little advance notice that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Furthermore, the PRC government authorities may continue to strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence the operations of our PRC operating entities at any time, which may be beyond our control. Therefore, any such action may adversely affect the operations of our PRC subsidiaries and significantly limit or hinder our ability to offer or continue to offer securities to you and reduce the value of such securities or cause the value of such securities to be completely worthless. See “Risk Factors — Risks Related to Doing Business in China — The PRC government exerts substantial influence over the manner in which we must conduct our business activities. If the Chinese government significantly regulates the business operations of our PRC subsidiaries in the future and our PRC subsidiaries are not able to substantially comply with such regulations, the business operations of our PRC subsidiaries may be materially and adversely affected and the value of our ordinary shares may significantly decrease” on page 25 of our quarterly report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022.

Trading in our securities may be prohibited under the HFCA Act if the PCAOB determines that it cannot inspect or fully investigate our auditor, and that as a result, an exchange may determine to delist our securities. The PCAOB has been able to inspect our auditor, WWC P.C., an independent registered public accounting firm with its headquarters in San Mateo, California, with its last inspection conducted in November 2021. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, respectively, and identifies the registered public accounting firms in Mainland China and Hong Kong that are subject to such determinations. Our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. See “Risk Factors — Risks Related to Doing Business in China — A recent joint statement by the SEC and the PCAOB, proposed rule changes submitted by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB” on pages 32 and 33 of our quarterly report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022.

Dividend Policy and Cash Transfers

We intend to retain all of our available funds and any future earnings to fund the development and growth of our business. As such, we do not expect to pay any cash dividends in the foreseeable future. We are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements.

Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings. However, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of registered capital. This portion of our PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. However, none of our PRC subsidiaries has made any dividends or distributions to our holding company or any U.S. investors as of the date of this prospectus supplement. See “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct business” on page 30 of our quarterly report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022.

In addition, the PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders. See “Risk Factors — Risks Related to Doing Business in China — Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment” on page 32 of our quarterly report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022.

A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10%, which in case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC. See “Risk Factors — Risks Related to Doing Business in China — Under the PRC EIT Law, we may be classified as a ‘Resident Enterprise’ of China. Any classification as such will likely result in unfavorable tax consequences to us and our non-PRC shareholders” on page 29 of our quarterly report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022.

Several cash transfers have been made between our Company and our subsidiaries. Greenland has transferred $900,000 in cash to Hangzhou Greenland Energy Technologies Co., Ltd., $2,000 in cash to Zhongchai Holding (HK) Limited, and $200,000 in cash to HEVI Corp.

Corporate Information

We are a British Virgin Islands company limited by shares and our corporate headquarters are located at 50 Millstone Road, Building 400 Suite 130, East Windsor, NJ, United States 08512. Our telephone number is 1 (888) 827-4832. Our registered office in the British Virgin Islands is located at Craigmuir Chambers, Road Town, Tortola, VG 1110 British Virgin Islands. We maintain a corporate website at http://www.gtecrobotic.com/#/home. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “GTEC.”

The Offering

Securities offered by us pursuant to this prospectus supplement	1,250,000 ordinary shares and 398,974 pre-funded warrants to purchase 398,974 ordinary shares. The purchase price of each pre-funded warrant will equal the price per share of our ordinary shares at which our ordinary shares are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will equal $0.001 per share. Each pre-funded warrant will be exercisable from the date of issuance until fully exercised, subject to an ownership limitation. See “Description of Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the ordinary shares issuable upon the exercise of such pre-funded warrants.

Offering Price	US$4.17 per ordinary share and US$4.169 per pre-funded warrant

Total ordinary shares outstanding before this offering	11,329,530

Total ordinary shares outstanding immediately after this offering	12,579,530 ordinary shares, assuming no exercise of any pre-funded warrants offered and sold by us, or 12,978,504 ordinary shares, assuming full exercise of the pre-funded warrants offered and sold by us

Use of proceeds	We estimate the net proceeds to us from this offering will be approximately $4.74 million, after deducting placement agent fees and certain estimated offering expenses payable by us. We also anticipate receiving net proceeds of approximately $1.51 million from the Private Placement, after deducting placement agent fees and certain estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-16 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-11 of this prospectus supplement, on page S-ii of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

Listing	Our ordinary shares are listed on Nasdaq under the symbol “GTEC.”

Unless otherwise indicated, the number of shares outstanding prior to and after this offering is based on 11,329,530 ordinary shares issued and outstanding as of July 25, 2022. The number of outstanding shares does not include:

i.	2,352,656 ordinary shares underlying the 4,705,312 warrants outstanding as of July 25, 2022; and

ii.	192,000 shares reserved under the unit purchase options granted to Chardan (including 120,000 ordinary shares included in the units, 60,000 ordinary shares underlying the 250,000 warrants included in the units, and 12,000 ordinary shares underlying the 120,000 rights included in the units).

RISK FACTORS

The following is a summary of certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference, as updated by our subsequent filings under the Exchange Act. Particularly, you should carefully consider the risk factors in our annual report on Form 10-K for the fiscal year ended December 31, 2021 and our quarterly report on Form 10-Q for the quarter ended March 31, 2022, and in the accompanying prospectus. If any of the following events actually occurs, our business, operating results, prospects, or financial condition could be materially and adversely affected. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to this Offering and our Ordinary Shares

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

The issuance of securities in connection with the exercise of the pre-funded warrants, the issuance of securities in connection with the Private Placement, and additional securities offerings in the future may dilute then existing shareholders’ percentage ownership of our Company.

Given the issuance of securities in connection with the exercise of the pre-funded warrants, the issuance of securities in connection with the Private Placement, and our plans and expectations that we may need additional capital in the future, we are committed to issue and may need to issue additional ordinary shares or securities convertible or exercisable for ordinary shares, including convertible preferred shares, convertible notes, share options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing shareholders.

There is no public market for the pre-funded warrants being offered in this offering.

There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited. See “Description of Pre-Funded Warrants.”

We will not receive any meaningful amount of additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or, at the holder’s option, no cash payment at all if a cashless exercise is elected. Accordingly, we will not receive any or any meaningful additional funds upon the exercise of the pre-funded warrants.

Holders of the pre-funded warrants will have no rights as holders of ordinary shares until such holders exercise their pre-funded warrants and acquire our ordinary shares.

Until holders of the pre-funded warrants exercise their pre-funded warrants and acquire our ordinary shares, such holders will have no rights with respect to our ordinary shares underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a holder of ordinary shares only as to matters for which the record date occurs after the exercise date.

Future sales of our ordinary shares, whether by us or our shareholders, could cause the price of our ordinary shares to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ordinary shares in the public market, the trading price of our ordinary shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell our ordinary shares could also depress the market price of our shares. A decline in the price of our ordinary shares might impede our ability to raise capital through the issuance of additional ordinary shares or other equity securities. In addition, the issuance and sale by us of additional ordinary shares, or securities convertible into or exercisable for our ordinary shares, or the perception that we will issue such securities, could reduce the trading price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding warrants could further dilute the holdings of our then existing shareholders.

We do not know whether a market for the ordinary shares will be sustained or what the trading price of the ordinary shares will be and as a result it may be difficult for you to sell your ordinary shares.

Although our ordinary shares trade on Nasdaq, an active trading market for the ordinary shares may not be sustained. It may be difficult for you to sell your ordinary shares without depressing the market price for the ordinary shares. As a result of these and other factors, you may not be able to sell your ordinary shares. Further, an inactive market may also impair our ability to raise capital by selling ordinary shares, or may impair our ability to enter into strategic partnerships or acquire companies or products by using our ordinary shares as consideration.

Securities analysts may not cover our ordinary shares and this may have a negative impact on the market price of our ordinary shares.

The trading market for our ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our ordinary shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our ordinary shares, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, the price of our ordinary shares would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our ordinary shares could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our ordinary shares to decline.

You will experience immediate dilution as a result of this offering and may experience future dilution as a result of future equity offerings or other equity issuances.

We believe that purchaser of ordinary shares in this offering will experience an immediate dilution relative to net tangible book value per ordinary share. Our net tangible book value on March 31, 2022 was US$64.40 million, or US$5.68 per ordinary share. After giving effect to the sale of our ordinary shares and pre-funded warrants of approximately US$6.87 million in this offering at an offering price of US$4.17 per ordinary share and US$4.169 per pre-funded warrant, and after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of March 31, 2022 would have been US$70.63 million, or US$5.44 per ordinary share. This represents an immediate decrease in net tangible book value of US$0.24 per ordinary share to our existing shareholders and an immediate increase in net tangible book value of US$1.27 per ordinary share to the investor participating in this offering.

We may in the future issue additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell our ordinary shares or other securities in any other offering or other transactions at a price per ordinary share that is equal to or greater than the price per ordinary share paid by the investor in this offering. The price per ordinary share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per ordinary share in this offering. If we do issue any such additional ordinary shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders.

Because we do not expect to pay dividends in the foreseeable future, you must rely on the price appreciation of our ordinary shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ordinary shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of British Virgin Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under British Virgin Islands law, a British Virgin Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value or even maintain the price at which you purchased the ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment in our ordinary shares.

Techniques employed by short sellers may drive down the market price of our ordinary shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have substantial operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We may in the future be the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time- consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our ordinary shares could be greatly reduced or rendered worthless.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2022:

●	on an actual basis, as derived from our audited consolidated financial statements as of March 31, 2022, which are incorporated by reference into this prospectus supplement;

●	on an as adjusted basis to give effect to the (i) issuance and sale of 1,250,000 ordinary shares at the offering price of US$4.17 per ordinary share and 398,974 pre-funded warrants at the offering price of US$4.169 per pre-funded warrant, after deducting placement agent fees and expenses and estimated offering expenses payable by us, and excluding our ordinary shares issued and any proceeds received upon exercise of the pre-funded warrants and any resulting accounting associated with the pre-funded warrants, and (ii) issuance and sale of 616,026 pre-funded warrants with an exercise price of $0.001 and 4,530,000 warrants in the Private Placement at the price of $5.09 per unit (assuming no exercise of the warrants or pre-funded warrants), and excluding our ordinary shares issued and any proceeds received upon exercise of the warrants and pre-funded warrants and any resulting accounting associated with the warrants and pre-funded warrants, in each case after deducting placement agent fees and estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2022
	Actual	As Adjusted
	US$(1)	US$(1)
	(in thousands, except share and per share data)
Shareholders’ Equity:
Ordinary Shares (no par value, unlimited number of shares authorized, 11,329,530 shares issued outstanding as of March 31, 2022 and 12,978,504 shares outstanding on an as adjusted basis as of March 31, 2022)	-	-
Additional paid-in capital	23,836	30,083
Statutory reserves	3,842	3,842
Retained earnings	35,456	35,456
Accumulated other comprehensive loss	1,262	1,262
Total Shareholders’ Equity	64,396	70,643
Non-controlling interests	13,813	13,813
Total Equity	78,209	84,456
Total Capitalization	78,209	84,456

Notes:

(1)	Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this table are made at RMB6.3393 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on March 31, 2022. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, the rates stated above, or at all.

(2)	The preceding table excludes:

	i.	2,352,656 ordinary shares underlying the 4,705,312 warrants outstanding as of July 25, 2022; and

	ii.	192,000 shares reserved under the unit purchase options granted to Chardan (including 120,000 ordinary shares included in the units, 60,000 ordinary shares underlying the 250,000 warrants included in the units, and 12,000 ordinary shares underlying the 120,000 rights included in the units).

DILUTION

Our net tangible book value on March 31, 2022 was US$60.36 million, or US$5.33 per ordinary share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of our ordinary shares and pre-funded warrants of approximately US$6.87 million in this offering at an offering price of US$4.17 per ordinary share and US$4.169 per pre-funded warrant, and after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering, our as adjusted pro forma net tangible book value as of March 31, 2022 would have been US$66.61 million, or US$5.13 per ordinary share. This represents an immediate decrease in net tangible book value of US$0.20 per ordinary share to our existing shareholders and an immediate increase in net tangible book value of US$0.96 per ordinary share to the investor participating in this offering.

The following table illustrates the net tangible book value dilution per ordinary share to shareholders after the issuance of the ordinary shares in this offering:

Public offering price per ordinary share	US$	4.17
Net tangible book value per ordinary share as of March 31, 2022	US$	5.33
Net tangible book value dilution per ordinary share to existing investors under this prospectus supplement	US$	0.20
As Adjusted net tangible book value per ordinary share after this offering	US$	5.13
Increase per ordinary share attributable to the new investor	US$	0.97

The foregoing table and discussion is based on 11,329,530 ordinary shares outstanding as of March 31, 2022.

This discussion of dilution, and the table quantifying it, excludes:

i.	2,352,656 ordinary shares underlying the 4,705,312 warrants outstanding as of July 25, 2022; and

ii.	192,000 shares reserved under the unit purchase options granted to Chardan (including 120,000 ordinary shares included in the units, 60,000 ordinary shares underlying the 250,000 warrants included in the units, and 12,000 ordinary shares underlying the 120,000 rights included in the units).

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately US$4.74 million, after deducting the placement agent fees and the estimated offering expenses payable by us. We also anticipate receiving net proceeds of approximately $1.51 million from the Private Placement, after deducting placement agent fees and certain estimated offering expenses payable by us. We will receive only nominal additional proceeds, if any, from the exercise of the pre-funded warrants.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

DESCRIPTION OF PRE-FUNDED WARRANTS

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the pre-funded warrants.

Form

The pre-funded warrants will be issued as individual warrant agreements to the purchaser. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC.

Term

The pre-funded warrants will not expire until they are fully exercised.

Exercisability

The pre-funded warrants are exercisable at any time until they are fully exercised. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment of the exercise price. No fractional shares will be issued in connection with the exercise of a pre-funded warrant. The holder of the pre-funded warrants may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the pre-funded warrant in ordinary shares determined according to the formula set forth in the pre-funded warrant.

Exercise Limitations

Under the terms of the pre-funded warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of ordinary shares beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of ordinary shares would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 9.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%.

Exercise Price

The exercise price of our ordinary shares purchasable upon the exercise of the pre-funded warrants is $0.001 per share. The exercise price of the pre-funded warrants and the number of ordinary shares issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain share dividends and distributions, share subdivision, share combinations, reclassifications or similar events affecting our ordinary shares, as well as upon any distribution of assets, including cash, shares or other property, to our shareholders.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not intend to list the pre-funded warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding ordinary shares), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants. Notwithstanding the foregoing, in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination of cash and marketable securities, then each pre-funded warrant shall automatically be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction. The holders of the pre-funded warrants may also require us or any successor entity to purchase the pre-funded warrants from the holders by paying to the holder an amount in cash (or other types or form of consideration in special circumstances listed in the pre-funded warrants) equal to the Black Scholes value of the remaining unexercised portion of the pre-funded warrants on the date of the fundamental transaction.

No Rights as a Shareholder

Except by virtue of such holder’s ownership of ordinary shares, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our ordinary shares, including any voting rights, until such holder exercises the pre-funded warrant.

PLAN OF DISTRIBUTION

The ordinary shares and pre-funded warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are being bought by a single accredited investor, with Aegis Capital Corp. acting as placement agent in connection with this offering. Aegis Capital Corp. is entitled to a fee equal to 7.0% of the gross proceeds raised in the offering and the Private Placement. On July 25, 2022, we entered into a securities purchase agreement with the same single accredited investor with respect to the Private Placement, and Aegis Capital Corp. also acted as placement agent with respect to the Private Placement. We have agreed to pay certain of the placement agent’s expenses in connection with this offering and the Private Placement, up to $75,000.

The terms of this offering were subject to market conditions and negotiations between us and the investor.

We expect to deliver the ordinary shares and the pre-funded warrants being offered pursuant to this prospectus supplement on or about July 27, 2022.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on the Company’s website. Other than this prospectus supplement and the accompanying prospectus, the information on the Company’s website is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the securities purchase agreement. A copy of the securities purchase agreement with the investor is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Information Incorporated by Reference” and “Where You Can Find More Information.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

We have also agreed, for a period of ninety (90) days from the effective date of the resale registration statement filed in connection with the Private Placement, we will not (a) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ordinary shares of the Company or any securities convertible into or exercisable or exchangeable for the ordinary shares of the Company; (b) file any registration statement or any amendment or supplement thereto or, with respect to securities issued pursuant to any share or option plan duly adopted for such purpose by the Board of Directors or a committee of non-employee directors established for such purpose for services rendered to the Company, on Form S-8.

In addition, the Company agrees to grant the placement agent a right of first refusal (the “Right of First Refusal”), exercisable at the sole discretion of the placement agent, for six (6) months from the closing day of this offering, during which time if the Company or any of its subsidiaries (a) decides to finance or refinance any indebtedness, the placement agent (or any affiliate designated by the placement agent) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering or a private placement or any other capital raising financing of equity, equity-linked or debt securities, the placement agent (or any affiliate designated by the placement agent) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing; provided, however, that such right shall not apply to the Company’s at-the-market offerings. The Right of First Refusal shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by the Company for “cause,” which shall mean a material breach by the placement agent of the engagement letter or a material failure by the placement agent to provide the services as contemplated by such engagement letter.

Nasdaq Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “GTEC”. We do not intend to list the pre-funded warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system.

Transfer Agent

The transfer agent for our ordinary shares is Continental Stock Transfer & Trust Company.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to British Virgin Islands law will be passed upon for us by Ogier. Legal matters as to PRC law will be passed upon for us by Zhejiang T&C Law Firm. Hunter Taubman Fischer & Li LLC may rely upon Ogier with respect to matters governed by British Virgin Islands law and Zhejiang T&C Law Firm with respect to matters governed by PRC law. Certain legal matters in connection with this offering will be passed upon for the placement agent by Kaufman & Canoles, P.C., Richmond, Virginia with respect to U.S. laws.

EXPERTS

The financial statements incorporated by reference in this prospectus as of and for the fiscal year ended December 31, 2021 and 2020 have been audited by WWC, P.C., an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

INCORPORATION OF DOCUMENTS BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

●	Our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2021, filed with the SEC on March 31, 2022;

●	Our Quarterly Report on Form 10-Q filed with the SEC for the quarterly period ended March 31, 2022, filed with the SEC on May 16, 2022; and

●	The description of our securities contained in our Registration Statement on Form S-1 filed with the SEC on June 29, 2018, including any subsequent amendments or reports filed for the purpose of updating such description, including without limitation the section entitled “Description of Securities” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 26, 2019.

These reports contain important information about us, our financial condition and our results of operations.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the ordinary shares made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request orally or in writing, and we will provide you with, a copy of any documents that are incorporated by reference in this prospectus or any prospectus supplement at no cost, by writing or telephoning us at:

Greenland Technologies Holding Corporation

50 Millstone Road, Building 400 Suite 130

East Windsor, NJ 08512

United States

Attention: Raymond Wang

Phone: 1 (888) 827-4832

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any materials we file with or furnish to the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our Internet address is https://gtec-tech.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

EXPENSES

The following table sets forth costs and expenses, other than any placement agent fees and reasonable out-of-pocket expenses, we expect to incur in connection with the offering:

Legal fees and expenses	US$	130,000
Accounting fees and expenses	US$	15,000
Printing and engraving expenses	US$	3,000
Miscellaneous	US$	-
Total	US$	148,000

PROSPECTUS

GREENLAND TECHNOLOGIES HOLDING CORPORATION

$150,000,000 of

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

We may offer and sell from time to time up to an aggregate amount of $150,000,000 of our ordinary shares, no par value per share, preferred shares, debt securities, warrants to purchase other securities, rights, and units consisting of any combination of these securities in one or more offerings, at prices and on terms described in one or more supplements to this prospectus.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update, or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities.

We may sell the securities independently or together with any other securities registered hereunder to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission, or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, and, as such, are allowed to provide more limited disclosures than an issuer that would not so qualify. This prospectus describes the general manner in which the shares may be offered and sold. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus.

Our ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “GTEC.” On May 25, 2021, the closing price of our ordinary shares was $7.95 per share. This price will fluctuate based on the demand for our ordinary shares. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered in a public primary offering with a value exceeding more than one-third of our public float (the market value of our ordinary shares held by our non-affiliates) in any 12-month calendar period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus. As of May 26, 2021, one-third of our public float is equal to approximately $15.92 million, which was calculated based on 3,013,878 ordinary shares held by non-affiliates as of May 26, 2021 and a per share price of US$15.85, which was the closing price of our ordinary shares on Nasdaq on March 29, 2021.

Investing in our securities involves a high degree of risk. Before making an investment decision, please carefully review the information described under the heading “Risk Factors” beginning on page 4 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 7, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to $150,000,000 in the aggregate of our ordinary shares, preferred shares, debt securities, warrants, rights, and units, in one or more offerings. In this prospectus, references to the term “securities” refers collectively to our ordinary shares, preferred shares, debt securities, warrants, rights, and units. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that any information in this prospectus is accurate as of any date other than the date of this prospectus.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

Except where the context otherwise requires or where otherwise indicated, references in this prospectus to the “Company,” “Greenland,” “we,” “us,” and “our” refer to Greenland Technologies Holding Corporation, a British Virgin Islands company, and its subsidiaries, on a consolidated basis.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference may contain and refer to certain statements that are not historical facts that contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events. Such statements involve certain risks, uncertainties and assumptions. Specifically, these forward-looking statements may include statements relating to:

●	the future financial performance of the Company;

●	changes in the market for Zhongchai Holding’s products;

●	expansion plans and opportunities; and

●	other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside our control. Accordingly, forward-looking statements should not be relied upon as representing Greenland’s views as of any subsequent date. Greenland does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

Although we believe that our plans, intentions, and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions, or expectations will be achieved. As a result of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products, global supply chains and economic activity in general. The forward-looking statements in this prospectus, the applicable prospectus supplement or any amendments thereto and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

iii

THE COMPANY

Organization

Greenland serves as the parent company of Zhongchai Holding (Hong Kong) Limited, a holding company formed under the laws of Hong Kong on April 23, 2009 (“Zhongchai Holding”). Zhongchai Holding, through its subsidiaries, develops and manufacture traditional transmission products for material handling machineries in China, as well as develop models for robotic cargo carriers, which are expected to be produced in the near future in China.

Greenland Technologies Corp. (“Greenland Tech”) was incorporated on January 14, 2020 under the laws of the state of Delaware. Greenland Tech is a wholly-owned subsidiary of the registrant. We aim to use Green Tech as the US operation site for the Company in order to promote sales of our robotic products for the North American market in the near future.

Greenland’s subsidiaries also include Zhejiang Zhongchai Machinery Co. Ltd., an operating company formed under the laws of the PRC in 2005, Hangzhou Greenland Energy Technologies Co., Ltd., formerly known as Hangzhou Greenland Robotic Co., Ltd. prior to November 6, 2020, an operating company formed under the laws of the PRC in 2019, Zhejiang Shengte Transmission Co., Ltd., an operating company formed under the laws of the PRC in 2006, and Shanghai Hengyu Enterprise Management Consulting Co., Ltd., a company formed under the laws of the PRC in 2005.

Through Zhongchai Holding and other subsidiaries, we offer transmission products, which are key components for forklift trucks used in manufacturing and logistic applications, such as factories, workshops, warehouses, fulfillment centers, shipyards and seaports. Forklifts play an important role in the logistic systems of many companies across different industries in China and globally. Generally, the industries with the largest demand for forklifts include the transportation, warehousing logistics, electrical machinery and automobile industries. Through Zhongchai Holding and other subsidiaries, we have experienced an increased demand for forklifts in the manufacturing and logistics industries in China, as our revenue increased from approximately $52.40 million in the fiscal year of 2019 to $66.86 million in the fiscal year of 2020. The increased revenue of approximately $14.46 million was primarily due to the fact that demand for our products has returned to normal and continued to grow. Based on the revenues in the fiscal year ended December 31, 2020 and 2019, we believe that Greenland is one of the major developers and manufacturers of transmission products for small and medium-sized forklift trucks in China.

Initial Public Offering

On July 27, 2018, Greenland consummated its initial public offering of 4,400,000 units (the “Initial Public Offering”) at $10.00 per Unit, generating gross proceeds of $44,000,000.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 282,000 Units at a price of $10.00 per unit in a private placement to Greenland Asset Management Corporation (the “Sponsor”) and Chardan Capital Markets, LLC (“Chardan”), generating gross proceeds of $2,820,000. The company also sold to Chardan (and its designees), for $100, an option to purchase up to 240,000 units exercisable at $11.50 per unit (or an aggregate exercise price of $2,760,000) commencing on consummation of the Business Combination. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires on July 24, 2023. As of December 31, 2020, there was no unit purchase option outstanding.

Merger with Zhongchai Holding

On July 12, 2019, Greenland entered into a share exchange agreement (the “Share Exchange Agreement”) with Zhongchai Holding, the Sponsor in the capacity thereunder as the purchaser representative, and Cenntro Holding Limited, the sole member of Zhongchai Holding (“Zhongchai Equity Holder”), whereby Greenland agreed to acquire all of the outstanding capital stock of Zhongchai Holding through a share exchange with Zhongchai Equity Holder.

On October 24, 2019, we consummated a business combination (the “Business Combination”) whereby Zhongchai Holding became our wholly owned subsidiary, along with its subsidiaries.

Greenland was originally incorporated under the laws of British Virgin Islands on December 28, 2017 as a blank check company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses. As a result of the Business Combination, we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) and continued the existing business operations of Zhongchai Holding as a publicly traded company under the name “Greenland Technologies Holding Corporation.”

Products

Greenland provides transmission systems and integrated powertrains for material handling machineries, particularly for electric forklift trucks. In order to expand and diversify existing product offerings, Greenland recently entered into the electric industry vehicles market by designing and developing electric industry vehicles.

Transmission products for material handling machineries

Transmission Systems.

For 15 years, Greenland, along with its subsidiaries, specialized in designing, developing, and manufacturing a wide range of transmission systems for material handling machineries, in particular forklift trucks. The range of the transmission systems covers from one ton to fifteen tons machineries. Most transmission systems contain auto transmission features. This feature allows for easy machine operations. In addition, Greenland provides transmission system for internal combustion powered machineries as well as for electrical powered machineries. Greenland has experienced an increasing demand for electric powered transmission systems. These transmission systems are key components for material handling machinery assembly. To meet this increasing demand, Greenland is able to providing these transmission systems to major forklift truck original equipment manufacturers (“OEMs”) as well as certain global branded manufacturers.

Integrated Powertrain.

Greenland has newly designed and developed unique powertrains, which integrates electric motor, speed reduction gearbox, and driving axles into a combined integral module, in order to meet a growing demand for advanced electric forklift trucks. This integrated powertrain will enable the OEMs to significantly shorten design cycle, improve machinery efficiency, and simplify manufacturing process. There is a new trend that OEMs would rather use an integrated powertrain than separate electric motor, speed reduction gearbox, and driving axles, particularly in electric forklift trucks. Currently, Greenland makes two tons to three and a half-tons integrated powertrains for few electric forklift truck OEMs. Greenland is in the process to add more integrated powertrain products for electric forklift truck OEMs with different sizes.

Electric Industrial Vehicles (to be launched in third or fourth quarter 2021)

There is an increasing demand for electric industrial vehicles where sustainable energies are used in order to reduce air pollutions and lower carbon monoxide emissions. Greenland plans to enter into the electric industrial vehicles market by utilizing its existing technologies, know-hows, supply chains, and market access. Greenland’s teams have been developing a 1.8 tons electric loader vehicle (GEL1800) and Greenland plans to setup an assembly facility on the east coast of the United States for final assembly of this newly developed electric vehicle. GEL1800 will be our first electric industry vehicle product and we expect it to be available in the third or fourth quarter of 2021. Other models, such as models with loading capacity of one and a half tons or five tons are currently under development. Greenland will co-operate with global parts suppliers to utilize their matured supply chain, which will enable it to shorten its development cycle and make quicker market entrance.

Corporate Information

We are a British Virgin Islands company limited by shares and our corporate headquarters are located at 50 Millstone Road, Building 400 Suite 130, East Windsor, NJ, United States 08512. Our telephone number is 1 (888) 827-4832. Our registered office in the British Virgin Islands is located at Craigmuir Chambers, Road Town, Tortola, VG 1110 British Virgin Islands. We maintain a corporate website at http://www.gtecrobotic.com/#/home. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “GTEC.”

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the Jumpstart Our Business Startups Act (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include being permitted to:

●	have only two years of audited financial statements and only two years of related Management’s Discussion and Analysis;

●	omit the auditor attestation of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002; and

●	provide limited disclosure about our executive compensation arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus and the reports we file with the SEC, some of which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We could remain an emerging growth company until the earlier of July 2023 and the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary share that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such time as those standards apply to private companies.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, as well as all of the information contained in this prospectus and the related exhibits, any prospectus supplement or amendments thereto, the documents incorporated by reference herein or therein, and any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus, before you decide to invest in our securities. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks and uncertainties that we have described are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus, we intend to use the net proceeds from the sale of securities for working capital and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

DESCRIPTION OF SECURITIES

The following summary of our shares (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part), and our amended and restated memorandum and articles of association (our “Memorandum and Articles of Association”), does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our Memorandum and Articles of Association, which are filed as exhibits to the registration statement of which this prospectus is a part.

General

We are incorporated as a British Virgin Islands company limited by shares, and our affairs are governed by our Memorandum and Articles of Association and the laws of the British Virgin Islands.

Our authorized shares consist of an unlimited number of ordinary shares, no par value per share. In addition, we may by resolution of the Board, without shareholder consent, amend our Memorandum and Articles of Association to create new classes of preferred shares and fix the rights preferences and restrictions of such shares, as the directors of the Board in their sole discretion deem fit, which shares may be issued as one or more series.

As of May 26, 2021, we had 10,513,327 ordinary shares outstanding, held of record by 13 shareholders.

The following description summarizes the most important terms of our shares. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section, you should refer to our Memorandum and Articles of Association.

Ordinary Shares

The holders of ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Holders of ordinary shares do not have any conversion, preemptive or other subscription rights and there will be no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the redemption rights set forth in our Memorandum and Articles of Association.

The rights, preferences and privileges of the holders of ordinary shares are subject to those of the holders of any shares of preferred stock we may issue in the future.

Key Provisions of Our Memorandum And Articles of Association And British Virgin Islands Laws Affecting Our Ordinary Shares

The following are summaries of material terms and provisions of our Memorandum and Articles of Association and the BVI Business Companies Act 2004 (as amended), or the BVI Act, insofar as they relate to the material terms of our ordinary shares. This summary is not intended to be complete, and you should read the forms of our Memorandum and Articles of Association.

Voting Rights

Under the BVI Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent, Continental Stock Transfer & Trust Company, which will enter the name of our shareholders in our register of members. If (a) information that is required to be entered in the register of shareholders is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of ours, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct us to pay all costs of the application and any damages the applicant may have sustained.

Subject to any rights or restrictions attached to any shares, at any general meeting on a show of hands every ordinary shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy will have one vote for each share held on all matters to be voted on by shareholders. Voting at any meeting of the ordinary shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken.

There is nothing under the laws of the British Virgin Islands which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, but cumulative voting for the election of directors is permitted only if expressly provided for in the memorandum or articles of association. We have not made provisions in our Memorandum and Articles of Association for cumulative voting for such elections.

Under British Virgin Islands laws, the voting rights of shareholders are regulated by our Memorandum and Articles of Association and, in certain circumstances, the BVI Act. Our Memorandum and Articles of Association govern matters such as quorum for the transaction of business, rights of shares, and majority votes required to approve any action or resolution at a meeting of the shareholders or board of directors. Unless our Memorandum and Articles of Association otherwise provide, the requisite majority is usually a simple majority of votes cast.

Preemption Rights

British Virgin Islands laws do not make a distinction between public and private companies and some of the protections and safeguards (such as statutory preemption rights) that investors may expect to find in relation to a public company are not provided for under British Virgin Islands laws. There are no preemption rights applicable to the issuance of new shares under either British Virgin Islands laws or our Memorandum and Articles of Association.

Liquidation Rights

As permitted by British Virgin Islands laws and our Memorandum and Articles of Association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets are greater than our liabilities and we are able to pay our debts as they fall due.

Modification of Rights

As permitted by British Virgin Islands laws and our Memorandum and Articles of Association, the rights attached to the ordinary shares as specified in our Memorandum and Articles of Association may only be varied by a resolution passed at a meeting by the holders of more than 50% of the ordinary shares present at a duly convened and constituted meeting of the shareholders of the Company holding ordinary shares which were present at the meeting and voted unless otherwise provided by the terms of issue of such class.

Transfer of Shares

Subject to any applicable restrictions set forth in our Memorandum and Articles of Association, any of our shareholders may transfer all or any of his or her shares by a written instrument of transfer in the usual or common form or in any other form which our directors may approve.

Share Repurchase

As permitted by the BVI Act and our Memorandum and Articles of Association, shares may be repurchased, redeemed or otherwise acquired by us.

Dividends

Subject to the BVI Act and our Memorandum and Articles of Association, directors may declare dividends at a time and amount they think fit if they are satisfied, on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. No dividend shall carry interest against us.

Board of Directors

We are managed by a Board which currently consists of five directors. Our Memorandum and Articles of Association provide that the minimum number of directors shall be one and there shall be no maximum number of directors.

There are no share ownership qualifications for directors.

Meetings of our Board may be convened at any time deemed necessary by any of our directors.

A meeting of our Board will be quorate if at least a majority of the directors are present or represented by an alternate director. At any meeting of our directors, each director, whether by his or her presence or by his or her alternate, is entitled to one vote.

Questions arising at a meeting of our Board are required to be decided by simple majority votes of the directors present or represented at the meeting. Our Board may also pass unanimous written resolutions without a meeting.

Staggered Board of Directors

Our Memorandum and Articles of Association provide for a staggered Board consisting of two classes of directors. Our directors are appointed by our shareholders and are subject to rotational retirement every two years. The initial terms of office of the Class I and Class II directors have been staggered over a period of two years to ensure that all directors of the company do not face reelection in the same year. However, the directors may by resolution appoint a replacement director to fill a casual vacancy arising on the resignation, disqualification or death of a director. The replacement director will then hold office until the next annual general meeting at which the director he replaces would have been subject to retirement by rotation. There is nothing under the laws of the British Virgin Islands, which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors. Our Memorandum and Articles of Association do not provide for cumulative voting for such elections.

Duties of Directors

British Virgin Islands law provides that each of our directors, in exercising his powers or performing his duties, shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, the nature of the decision and the position of the director and his responsibilities. In addition, British Virgin Islands laws provide that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes British Virgin Islands laws or the memorandum or articles of association of the company.

Interested Directors

The BVI Act provides that a director shall, after becoming aware that he is interested in a transaction entered into or to be entered into by the company, disclose that interest to our Board. The failure of a director to disclose that interest does not affect the validity of a transaction entered into by us or the director, so long as the director’s interest was disclosed to the Board prior to our entry into the transaction or was not required to be disclosed (for example where the transaction is between us and the director himself or is otherwise in the ordinary course of business and on usual terms and conditions). As permitted by British Virgin Islands laws and our Memorandum and Articles of Association, a director interested in a particular transaction may vote on it, attend meetings at which it is considered, and sign documents on our behalf which relate to the transaction.

Meetings of Shareholders

If our shareholders want us to hold a shareholder meeting, they may requisition the directors to hold one upon the written request of shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Island laws, we may not increase the required percentage to call a meeting above 30%.

Subject to our Memorandum and Articles of Association, the director convening a meeting of members shall give not less than 10 nor more than 60 days’ written notice of such meeting to: (a) those members whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting; and (b) the other directors.

A meeting called by shorter notice than that mentioned above will be valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute a waiver in relation to all the shares which that shareholder holds.

A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares entitled to vote at the meeting. A quorum may be comprised of a single shareholder or proxy and then such person may pass a resolution of shareholders and a certificate signed by such person accompanied where such person is a proxy by a copy of the proxy instrument shall constitute a valid resolution of shareholders.

Protection of Minority Shareholders

Under the laws of the British Virgin Islands, there is little statutory law for the protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies. One protection under statutory law is that shareholders may bring an action to enforce the BVI Act or our Memorandum and Articles of Association. Shareholders are entitled to have our affairs conducted in accordance with the BVI Act and our Memorandum and Articles of Association.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands is limited. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of our affairs by the majority or the Board. However, every shareholder is entitled to have our affairs conducted properly according to British Virgin Islands laws and our constituent documents. As such, if those who control the company have disregarded the requirements of applicable law or the provisions of our Memorandum and Articles of Association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) a company is acting or proposing to act illegally or beyond the scope of its authority; (2) the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; (3) the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or; and (4) those who control the company are perpetrating a “fraud on the minority.”

Issuance of Additional Ordinary Shares

Our Memorandum and Articles of Association authorize our Board to issue additional ordinary shares from time to time as our Board shall determine, to the extent of available authorized but unissued shares.

Changes in Authorized Shares

We are authorized to issue an unlimited number of shares, which will have rights, privileges, restrictions and conditions attaching to them as the shares in issue. We may by resolution of directors or shareholders:

●	consolidate and divide all or any of our unissued authorized shares into shares of larger or smaller amount than our existing shares;

●	cancel any ordinary shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person; or

●	create new classes of shares with preferences to be determined by resolution of the Board to amend our Memorandum and Articles of Association to create new classes of shares with such preferences at the time of authorization, although any such new classes of shares, with the exception of the preferred shares, may only be created with prior shareholder approval.

Inspection of Books and Records

Under British Virgin Islands law shareholders of our ordinary shares are entitled, on giving written notice to us, to inspect and make copies or take extracts of our: (a) Memorandum and Articles of Association; (b) register of shareholders; (c) register of directors; and (d) minutes of meetings and resolutions of shareholders and those classes of shareholders of which he is a shareholder.

Subject to our Memorandum and Articles of Association, our directors may, if they are satisfied that it would be contrary to our interest to allow a shareholder to inspect any document, or part of a document as referenced in (b), (c) or (d) above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where our directors exercise their powers in these circumstances, they shall notify the shareholder as soon as reasonably practicable.

Preferred Shares

Our Memorandum and Articles of Association authorizes the creation and issuance without shareholder approval of an unlimited number of preferred shares divided into five classes, Class A through Class E, each with such designation, rights and preferences as may be determined by a resolution of the Board to amend our Memorandum and Articles of Association to create such designations, rights and preferences. We have five classes of preferred shares to give us flexibility as to the terms on which each class is issued. Unlike Delaware law, all shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow us to issue shares at different times on different terms. No preferred shares are currently issued or outstanding as of the date of this registration statement. Accordingly, the Board is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of Greenland’s ordinary shares. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we may do so in the future.

The rights of preferred shareholders, once the preferred shares are in issue, may only be amended by a resolution to amend our Memorandum and Articles of Association provided such amendment is also approved by a separate resolution of a majority of the votes of preferred shareholders who being so entitled attend and vote at the class meeting of the relevant preferred class. If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30 percent of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

Under the BVI Act, there are no provisions which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our Memorandum and Articles of Association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors, without the approval of the holders of Greenland’s ordinary shares, may issue preferred shares that have characteristics that may be deemed anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, as noted above, under the BVI Act, a director in the exercise of his powers and performance of his duties is required to act honestly and in good faith in what the director believes to be the best interests of the Company.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our ordinary shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations, and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the board of directors could decrease the amount of earnings and assets available for distribution to holders of our ordinary shares or adversely affect the rights and power, including voting rights, of the holders of our ordinary shares without any further vote or action by the shareholders. The rights of holders of our ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Differences in Corporate Law

We were incorporated under, and are governed by, the laws of the British Virgin Islands. The flexibility available under British Virgin Islands laws has enabled us to adopt our Memorandum and Articles of Association that will provide shareholders with rights that do not vary in any material respect from those they enjoyed under the Delaware Corporate Law.

Conflicts of Interest

Pursuant to the BVI Act and our Memorandum and Articles of Association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

●	vote on a matter relating to the transaction;

●	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

●	sign a document on our behalf, or do any other thing in his capacity as a director, that relates to the transaction.

Anti-money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business, the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Poison-Pill Defense

Under the BVI Act, there are no provisions which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our Memorandum and Articles of Association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors, without the approval of the holders of ordinary shares, may issue preferred shares that have characteristics that may be deemed anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, as noted above under the BVI Act, a director in the exercise of his powers and performance of his duties is required to act honestly and in good faith in what the director believes to be the best interests of the company.

Mergers and Similar Arrangements

Under the BVI Act, two or more companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merger or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders.

Shareholder Suits

We are not aware of any reported class action or derivative action having been brought in a British Virgin Islands court.

Under the BVI Act, if a company or a director of a company engages in, or proposes to engage in a conduct that contravenes the BVI Act or the memorandum of association or articles of the company, the BVI Court may, on the application of a shareholder or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in that conduct.

In addition, under the BVI Act, the BVI court may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company or to intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave for such derivative actions, the court must take into account certain matters, including whether the shareholder is acting in good faith, whether the derivative action is in the interests of the company taking account of the views of the company’s directors on commercial matters and whether an alternative remedy to the derivative claim is available.

A shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder. The BVI Act also includes provisions for actions based on oppression and for representative actions where the interests of the claimant are substantially the same as those of other shareholders.

Corporate Governance

British Virgin Islands laws do not restrict transactions with directors, requiring only that directors exercise a duty to act honestly, in good faith and in what the directors believe to be in the best interests to the companies for which they serve, and to disclose their interests in any relevant transaction.

Indemnification

British Virgin Islands law and our Memorandum and Articles of Association provide for the indemnification of our directors against all losses or liabilities incurred or sustained by him or her as a director of our company in defending any proceedings, whether civil or criminal, and this indemnity only applies if he or she acted honestly and in good faith with a view to our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.

Our Transfer Agent, Rights Agent and Warrant Agent

The transfer agent for our ordinary shares, rights agent for our rights and warrant agent for our warrants is Continental Stock Transfer& Trust Company, located at 1 State Street 30th Floor, New York, NY 10004-1561. Their telephone number is (212) 509-4000.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “GTEC”.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

We may issue debt securities which may or may not be converted into our ordinary shares or preferred shares. We may issue the debt securities independently or together with any underlying securities, and warrants may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

Warrants

Outstanding Warrants

As of May 26, 2021, there are 4,705,312 warrants outstanding, including (i) 4,303,312 warrants currently held by CEDE & CO (“Public Warrants”), (ii) 282,000 warrants underlying the units issued to the Sponsor and Chardan in a private placement in connection with our initial public offering (“Private Unit Warrants”), and (iii) 120,000 warrants held by Chardan upon the exercise of its unit purchase option to purchase 120,000 units in March 2021 (“Option Warrants”, together with Public Warrants and Private Unit Warrants, the “Warrants”). The number of ordinary shares issuable upon the exercise of the Warrants is 2,352,656. In connection with the initial public offering, we granted a unit purchase option to Chardan to purchase up to 240,000 units, with each unit comprising of one ordinary share, one warrant to purchase one half of ordinary share, and one right to receive one-tenth of one ordinary share. As of the date of this prospectus, there are 120,000 unit purchase options outstanding. The Public Warrants were issued under that certain Warrant Agreement by and between Greenland Acquisition Corporation and Continental Stock Transfer & Trust Company dated as of July 24, 2018 (the “Warrant Agreement”). The Warrants may only be exercised for whole shares at an exercise price of $11.50 per share.

Each of our Warrants is exercisable for one-half ordinary share at a price of $11.50 per share, at any time commencing on the completion of the Business Combination on October 24, 2019, subject to adjustment as discussed below. The Warrants will expire at 5:00 p.m., October 23, 2024, New York City time, five years after the completion of the Business Combination or earlier upon redemption or liquidation. Pursuant to the Warrant Agreement, a Warrant holder may exercise its Warrants only for a whole number of ordinary shares. This means that only an even number of Warrants may be exercised at any given time by a Warrant holder.

However, no Warrants will be exercisable for cash unless we have an effective and current registration statement covering the issuance of Greenland’s ordinary shares issuable upon exercise of the Warrants and a current prospectus relating to such shares. Notwithstanding the foregoing, if a registration statement covering the issuance of Greenland’s ordinary shares issuable upon exercise of the Warrants is not effective within 90 days from the closing of the Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Warrants on a cashless basis. As there had not been a registration statement available within 90 days from the closing of the Business Combination, Warrant holders may exercise their Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act until this prospectus becomes effective.

The Private Unit Warrants are identical to the Public Warrants except that such Private Unit Warrants are exercisable for cash (even if a registration statement covering the issuance of Greenland’s ordinary shares issuable upon exercise of such Warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. In addition, the Private Unit Warrants may not be exercised after June 24, 2023.

We may call the Warrants for redemption (excluding the Private Unit Warrants but including any outstanding Warrants issued upon exercise of the Unit Purchase Option (the “UPO”) issued to Chardan and/or its designees), in whole and not in part, at a price of $0.01 per Warrant:

●	at any time while the Warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

●	if, and only if, the reported last sale price of Greenland’s ordinary shares equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period ending on the third trading business day prior to the notice of redemption to Warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the issuance of Greenland’s ordinary shares underlying such Warrants at the time of redemption and for the entire 30-daytrading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.

The redemption criteria for our Warrants have been established at a price which is intended to provide Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants.

If and when the Warrants become redeemable by us, we may not exercise our redemption right if the issuance of Greenland’s ordinary shares upon exercise of the Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares under the blue sky laws of the state of residence in those states in which the Warrants were offered by us in the Initial Public Offering.

If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of Greenland’s ordinary shares equal to the quotient obtained by dividing (x) the product of the number of such shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of Greenland’s ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. Whether we will exercise our option to require all holders to exercise their Warrants on a “cashless basis” will depend on a variety of factors including the price of Greenland’s ordinary shares at the time the Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of Greenland’s ordinary shares issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of Greenland’s ordinary shares at a price below their respective exercise prices.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Greenland’s ordinary shares and any voting rights until they exercise their Warrants and receive Greenland’s ordinary shares. After the issuance of Greenland’s ordinary shares upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no Warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such Warrant, a prospectus relating to Greenland’s ordinary shares issuable upon exercise of the Warrants is current, and Greenland’s ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Under the terms of the Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to Greenland’s ordinary shares issuable upon exercise of the Warrants until their expiration.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of Greenland’s ordinary shares outstanding.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Greenland’s ordinary shares to be issued to the Warrant holder.

General

We may issue warrants to purchase our ordinary shares, preferred shares, debt securities, or rights. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Rights

As Greenland consummated its Business Combination on October 24, 2019, each holder of a right did receive one-tenth (1/10) of one ordinary share.

General

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

Terms

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Units

General

We may issue units composed of any combination of our ordinary shares, preferred shares, debt securities, warrants, and rights. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	the terms of the unit agreement governing the units;

●	any applicable material United States federal income tax consequences; and

●	whether the units will be issued in fully registered or global form.

The applicable provisions described in this section, as well as those described under “Description of Securities” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of such offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

●	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;

●	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents;

●	any exchange on which the securities will be issued; and

●	all other items constituting underwriting compensation.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best effort basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters with respect to British Virgin Island laws in connection with the validity of the securities being offered by this prospectus and other legal matters will be passed upon for us by Ogier. Certain legal matters with respect to United States federal securities law in connection with this offering will be passed upon for us by Hunter Taubman Fischer & Li LLC, New York, New York.

EXPERTS

The financial statements incorporated by reference in this prospectus as of and for the fiscal year ended December 31, 2020 and 2019 have been audited by WWC, P.C., an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3, of which this prospectus is a part, and related exhibits with the SEC under the Securities Act. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other documents are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. You may inspect the registration statement and exhibits without charge at the SEC’s web site listed above.

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the ordinary shares offered under this prospectus. The registration statement can be read at the SEC website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

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●	Our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2020, filed with the SEC on March 31, 2021;

●	Our Quarterly Report on Form 10-Q filed with the SEC for the quarterly period ended March 31, 2021, filed with the SEC on May 12, 2021;

●	Our Current Reports on Form 8-K filed with the SEC on March 31, 2021 and May 12, 2021; and

●	The description of our securities contained in our Registration Statement filed with the SEC on June 29, 2018, including any subsequent amendments or reports filed for the purpose of updating such description, including without limitation the section entitled “Description of Securities” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 26, 2019.

These reports contain important information about us, our financial condition and our results of operations.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the ordinary shares made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request orally or in writing, and we will provide you with, a copy of any documents that are incorporated by reference in this prospectus or any prospectus supplement at no cost, by writing or telephoning us at:

Greenland Technologies Holding Corporation

50 Millstone Road, Building 400 Suite 130

East Windsor, NJ 08512

United States

Attention: Raymond Wang

Phone: 1 (888) 827-4832

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

1,250,000 Ordinary Shares

398,974 Pre-funded Warrants

GREENLAND TECHNOLOGIES HOLDING CORPORATION

Prospectus Supplement

Placement Agent

Aegis Capital Corp.

July 25, 2022